Exhibit 10.30
Commitment Increase Supplement

     SUPPLEMENT, dated October 4, 2005, to the First Amended and Restated Revolving Credit Agreement, dated as of January 12, 2005 (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined”), among ITC Holdings, Corp., a Michigan corporation (the “Borrower”), the Lenders, and Canadian Imperial Bank of Commerce, as the Administrative Agent.
W I T N E S S E T H:
     WHEREAS, the Credit Agreement provides in Section 4.3(d) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
     WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;
     NOW THEREFORE, the undersigned hereby agrees as follows:
1.	The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the effective date of this Supplement, it shall have its Commitment increased by $2,500,000, thereby making the amount of its Commitment $12,500,000.
2.	Terms defined in the Credit Agreement shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

LASALLE BANK MIDWEST N.A (F/K/A STANDARD FEDERAL BANK)
By:
Name:
Title:

Accepted this 4th day of October, 2005

ITC HOLDINGS CORP.

By:

Name: Edward M. Rahill
Title: Vice President and Chief Financial Officer

Accepted this ________ day of October, 2005

CANADIAN IMPERIAL BANK OF COMMERCE,
As Administrative Agent

By:

Name:
Title: